UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2015

LYNDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-55301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200 888 Dunsmuir Street Vancouver, British Columbia	V6C 3K4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 629-2991

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2015, Lynden Energy Corp. (the “Company” or “Lynden”) and Earthstone Energy, Inc. (“Earthstone”) announced a definitive agreement (the “Agreement”) under which Earthstone will acquire the Company in an all-stock transaction (the “Transaction”). Under the Agreement, the terms of which were unanimously approved by the Boards of Directors of both companies, Earthstone will issue approximately 3.7 million shares of common stock to Lynden stockholders.

Under the Agreement, Lynden shareholders will receive 0.02842 of a share of Earthstone stock in exchange for each share of Lynden common stock held, representing consideration to each Lynden shareholder of US$0.52 per share based on the closing price of Earthstone common stock on December 16, 2015. Following the Transaction, shareholders of Earthstone and Lynden are expected to own approximately 79% and 21%, respectively, of the combined company on a fully diluted basis.

The parties have made representations, warranties and covenants in the Agreement, including (i) that the parties will, subject to certain exceptions, conduct their respective businesses in the ordinary course and will not engage in certain activities between the execution of the Agreement and the consummation of the Transaction; and (ii) the agreement of the Company, subject to certain exceptions, not to solicit alternative transactions or provide information in connection with alternative transactions. Completion of the Transaction is subject to: (1) the approval by the shareholders of the Company of the Agreement; (2) a final order from the court in British Columbia to approve the Agreement and the fairness of the terms and conditions of the Transaction; (3) applicable regulatory approvals, including certain stock exchange approvals; (4) the absence of legal impediments prohibiting the transactions; and (5) other customary closing conditions. While a joint information statement/circular will be submitted to all Earthstone stockholders, the Transaction has been approved by the requisite majority pursuant to Earthstone’s certificate of incorporation which provides for approval via stockholder action by written consent.

The Agreement contains certain termination rights for both the Company and Earthstone, including, among others, if the Transaction is not completed by September 30, 2016 or if the number of Lynden shares exercising Dissent Rights (as defined in the Agreement) exceeds 5% of the outstanding shares of Lynden common stock. In the event of a termination of the Agreement under certain circumstances, the Company may be required to pay to Earthstone a termination fee of US$250 thousand, plus reasonable out-of-pocket expenses, not to exceed US$500 thousand, or Earthstone may be required to pay to the Company a termination fee of the same amount. Under certain circumstances, in the event the Agreement is terminated in connection with an acquisition proposal by a third party, the Company may be required to pay to Earthstone a topping fee of US$2.25 million, plus reasonable out-of-pocket expenses, not to exceed US$500 thousand.

Concurrently with the execution of the Agreement, Oak Valley Resources, LLC (“Oak Valley”), which owns approximately 66% of the outstanding shares of Earthstone common stock, executed a written consent in favor of the Transaction. Also with the execution of the

Agreement, officers and directors of Lynden and affiliates of JVL Advisors, LLC, all in their capacities as shareholders of Lynden, entered into a voting agreement with Earthstone with respect to their shares of Lynden common stock, which constitute approximately 1% and 18%, respectively of the total issued and outstanding shares of Lynden common stock.

The representations and warranties that the parties have made to each other in the Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Agreement, the Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Agreement were made only for purposes of such Agreement, are solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters to the Agreement that the parties exchanged in connection with the signing of the Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s or Earthstone’s public disclosures.

The Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement. The Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Earthstone.

Additional Information and Where to Find It.

In connection with the proposed Transaction, we will file with the SEC a joint information statement/circular and other relevant documents to be mailed by Lynden and Earthstone to their respective security holders in connection with the proposed Transaction. The joint information statement/circular will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE, LYNDEN AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the joint information statement/circular (when it becomes available) may be obtained free of charge from

Earthstone’s website at www.earthstoneenergy.com, or from Lynden’s website at www.lyndenenergy.com. Investors and security holders may also read and copy any reports, statements and other information filed by Lynden or Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX, 77380, or by telephone at (281) 298-4246. The documents filed with the SEC by Lynden can be obtained free of charge from Lynden’s website at www.lyndenenergy.com or by contacting Lynden by mail at Suite 1200, 888 Dunsmuir Street, Vancouver, British Columbia, V6C 3K4 or by telephone at (604) 629-2991.

Participants in the Solicitation.

Lynden and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information about the directors and executive officers of Lynden is available in its proxy statement filed with the SEC on October 21, 2015 in connection with its second 2015 annual meeting of shareholders. These documents can be obtained free of charge from the sources indicated above. Other information regarding participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint information statement/ circular and other relevant materials to be filed with the SEC and Canadian securities regulators when they become available.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers.

In connection with the consummation of the Transaction and as a condition of the Agreement, it is contemplated that each of the officers and directors of Lynden will resign at the effective time of the Transaction.

Item 7.01. Regulation FD Disclosure.

On December 17, 2015, Lynden and Earthstone issued a joint press release announcing that they had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this report, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Forward-Looking Statements.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Transaction to Earthstone and Lynden and their stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone, Lynden and their management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain stockholder, court and regulatory approvals of the proposed Transaction; the ability to complete the proposed Transaction on anticipated terms and timetable; Earthstone’s and Lynden’s ability to integrate successfully after the Transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Lynden; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and risks arising out of hedging transactions. Earthstone’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Lynden’s annual report on Form 10-K for the year ended June 30, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Lynden’s business, results of operations, and financial condition. Earthstone and Lynden undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*	Arrangement Agreement, dated December 16, 2015, among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp.
99.1	Press Release, dated December 17, 2015.

* The Arrangement Agreement filed as Exhibit 2.1 omits the disclosure schedules to the Agreement. The Registrant agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNDEN ENERGY CORP.

By:	/s/ Colin Watt
Colin Watt
President, Chief Executive Officer, Corporate Secretary and Director

Dated: December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Arrangement Agreement, dated December 16, 2015, among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp.
99.1	Press Release, dated December 17, 2015.